Exhibit 99.1

PRELIMINARY – SUBJECT TO COMPLETION

Coliseum Acquisition Corp.
1180 North Town Center Drive, Suite 100
Las Vegas, NV 89144

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
COLISEUM ACQUISITION CORP.

The undersigned hereby appoints Roland Rapp as the proxy (the “Proxy”), with full power of substitution, and hereby authorizes him to represent and to vote, as designated on the reverse side, all ordinary shares of Coliseum Acquisition Corp. (“Coliseum”) held of record by the undersigned on [•], 2024, at the Extraordinary General Meeting of Shareholders to be held at [•] a.m. Eastern Time on [•], 2024, at the offices of White & Case LLP, our legal counsel, at 1221 Avenue of the Americas, New York, NY 10020. The Extraordinary General Meeting may be held at such other date, time and place to which such meeting may be adjourned, to consider and vote on the proposals.

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for the Extraordinary General Meeting of Shareholders.

THE ORDINARY SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ONE OR MORE OF THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH SUCH PROPOSAL PRESENTED TO THE SHAREHOLDERS. THIS PROXY IS SOLICITATED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary

General Meeting of Shareholders to be held on [●], 2024

The Notice of Extraordinary General Meeting of Shareholders and the accompanying proxy statement/prospectus are available at: https://www.cstproxy.com/[●]/2024

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3 BELOW. COLISEUM’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.

(1)	Proposal No. 1 — The Business Combination Proposal — To approve by way of an ordinary resolution and adopt the Business Combination Agreement dated as of June 25, 2024, (as amended on August 22, 2024, and as may be further amended, restated, supplemented, or otherwise modified from time to time, the “Business Combination Agreement”), by and among Rain Enhancement Technologies, Inc., a Massachusetts corporation (“RET”), Rain Enhancement Technologies Holdco, Inc., a Massachusetts corporation (“Holdco”), Rainwater Merger Sub 1, Inc., a Cayman Islands exempted company and wholly-owned subsidiary of Holdco (“Merger Sub 1”), Rainwater Merger Sub 2A, Inc., a Massachusetts corporation and wholly-owned subsidiary of Coliseum (“Merger Sub 2”) and Coliseum, pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, the following will occur: (i) on the day immediately prior to the date of the closing of the Business Combination (the “Closing Date”), Coliseum will merge with and into Merger Sub 1, with Merger Sub 1 as the surviving company of such merger (the “SPAC Merger”), and (ii) on the Closing Date, following the SPAC Merger and as a part of the same overall transaction, Merger Sub 2 will merge with and into RET, with RET as the surviving entity of such merger (the “Company Merger” and together with the SPAC Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”) so that, immediately following completion of the Business Combination (the “Closing”), each of Merger Sub 1 and RET will be a wholly-owned subsidiary of Holdco, all as described in more detail in the accompanying proxy statement/prospectus.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	Proposal No. 2 — The Merger Proposal — To approve by way of a special resolution the adoption and approval of the plan of merger by and among Coliseum, Merger Sub 1, and Holdco (the “Plan of Merger”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	Proposal No. 3 — The Adjournment Proposal — To approve by way of an ordinary resolution the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more proposals at the Extraordinary General Meeting or if Coliseum determines that additional time is needed in order to continue to attempt to satisfy the conditions to consummation of the Business Combination.

☐ FOR	☐ AGAINST	☐ ABSTAIN

To change the address on your account, please check the box and indicate your new address in the address space provided below ☐

SHAREHOLDER’S SIGNATURE

Signature of Shareholder	Date
Address

Signature of Shareholder	Date
Address

Note: Please sign exactly as your name or names appear on this proxy. When ordinary shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

IMPORTANT: PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!